Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2019 with respect to statutory statements of admitted assets, liabilities and capital surplus of Horace Mann Life Insurance Company as of December 31, 2018 and 2017, and the related statements of operations, capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2018, and related notes and Schedules I, III, and IV, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
Our report dated April 16, 2019 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Chicago, Illinois
April 26, 2019

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2019 with respect to the financial statements of each sub-account listed in the appendix to our report that comprise the Horace Mann Life Insurance Company Separate Account as of December 31, 2018, and for each of the years of periods listed in the appendix of our report, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm”.
/s/ KPMG LLP
Chicago, Illinois
April 26, 2019